UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2011

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

1699 King Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 758-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported in the Current Report on Form 8-K filed by STR Holdings, Inc., a Delaware corporation (“STR” or the “Company”), on August 16, 2011, Specialized Technology Resources, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“STRI”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) among STRI, Underwriters Laboratories Inc., a Delaware non-stock corporation (the “Buyer”), and the Company, pursuant to which STRI would sell its world-wide quality assurance business (the “QA Business”) providing inspection, testing, auditing and consulting services to third-party customers regarding safety, regulatory, quality, performance, social and ethical standards to the Buyer for a purchase price of $275 million in cash.

On September 1, 2011, immediately prior to the closing (the “Closing”) of the sale of the QA Business, STRI, the Buyer and the Company entered into an Amendment Agreement with respect to the Equity Purchase Agreement (the “Amendment”), pursuant to which certain terms and conditions of the Purchase Agreement were amended.  In addition, STRI and the Buyer entered into a Transition Services Agreement, pursuant to which STRI agreed to provide certain services to the Buyer following the Closing, including accounting and finance, tax, legal and payroll and employee benefit services. In addition, the Buyer agreed to provide certain information technology services to STRI pursuant to such agreement.

Pursuant to the terms and conditions of the Purchase Agreement, as amended, on September 1, 2011, STRI transferred the applicable assets, liabilities, subsidiaries and employees of the QA Business to Nutmeg Holdings, LLC (“Nutmeg”) and STR International, LLC (“International,” and together with Nutmeg and their respective subsidiaries, the “Companies”), and immediately thereafter sold its equity interests in each of the Companies to designated affiliates of the Buyer. The purchase price of $275 million was adjusted upwards based upon an estimate of the cash held by the Companies at Closing of $8 million to approximately $283 million, which was paid by the Buyer to STRI. The purchase price is subject to further working capital and certain other adjustments following the Closing.

The foregoing descriptions of the Purchase Agreement, the Amendment and the Transition Services Agreement do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Purchase Agreement, as amended by the Amendment, and the Transition Services Agreement copies of which are attached hereto as Exhibit 2.1, and Exhibit 2.2 and Exhibit 10.1, respectively, and the terms of which are incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On September 1, 2011, STRI as borrower, repaid all amounts due to Credit Suisse AG as Administrative Agent and Collateral Agent, under their First Lien Credit Agreement and Second Lien Credit Agreement (together, the “Credit Agreements”) from the proceeds of the sale of the Company’s QA Business, as defined and more fully described in Item 1.01 above. In order to sell the assets of the QA Business free and clear of liens provided pursuant to the Credit Agreements, the Company terminated the Credit Agreements by repaying the total amount of $238 million outstanding thereunder.

The First Lien Credit Agreement consisted of a $185 million term loan facility and a $20 million revolving facility. The Second Lien Credit Agreement consisted of a $75 million term loan facility. The Credit Agreements were terminated pursuant to two Termination and Release Agreements, dated as of August 31, 2011, by and among STR, STRI and Credit Suisse AG.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

On September 1, 2011, STR issued a press release announcing the closing of the transactions contemplated by the Purchase Agreement. A copy of the press release is attached as Exhibit 99.2.

On August 29, 2011, the Company entered into a commitment letter with Bank of America, N.A. (“BofA”) and Merrill, Lynch, Pierce Fenner & Smith Incorporated (“ML”), pursuant to which BofA has offered to be the administrative agent for a senior revolving credit facility of up to $150 million (the “Senior Credit Facility”) and ML has expressed its willingness to serve as the lead arranger and sole book manager for the Senior Credit Facility. The commitment of BofA and the undertaking of ML are subject to the satisfaction of certain conditions as set forth in the commitment, including without limitation, the completion of a due diligence review of the Company, the accuracy of representations made by the Company to BofA and ML, and the execution and delivery of definitive documentation for the Senior Credit Facility.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The following unaudited proforma financial information has been prepared in accordance with Article 11 of Regulation S-X. These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the Company’s historical financial results, the operating results or the financial position that would have been achieved had the sale of the QA business and the debt pay down been consummated as of the dates indicated below, the results that may be obtained in the future or the discontinued operation presentation that will be reflected in the Company’s future 10-Q, 10-K and other Securities and Exchange Commission (“SEC”) filings.

(b) Pro Forma Financial Information.

Set forth on Exhibit 99.1 is the unaudited pro forma condensed consolidated balance sheet as of June 30, 2011 that gives effect to the sale of STR’s QA Business and the pay off of all existing debt (collectively the “Transactions”) as if the sale and the repayment of debt had occurred as of June 30, 2011. In order to sell the assets of the QA Business free and clear of liens provided pursuant to the First Lien Credit Agreement and Second Lien Credit Agreement, the Company terminated the Credit Agreements by repaying its outstanding first lien and second lien debt of approximately $238 million. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2011 and June 30, 2010 and the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008 give effect to the Transactions as if the sale had been consummated at January 1, 2008 and the debt had been paid off as of January 1, 2010 and are included on Exhibit 99.1.

The unaudited pro forma financial information set forth on Exhibit 99.1 has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the Company’s historical audited consolidated financial statements and unaudited interim condensed consolidated financial statements included in the Company’s periodic reports filed with the SEC. This information is based on the assumptions and any adjustments described in the accompanying notes and does not reflect any adjustments for non-recurring items in the pro forma statements of operations and comprehensive income or changes in operating strategies arising as a result of the Transactions. These unaudited pro forma condensed consolidated financial statements include adjustments to reflect the repayment of secured indebtedness and payment of certain financial, legal and accounting advisors’ fees and expenses and transaction related costs. In addition, payment of income taxes due to the repatriation of cash in banks at foreign QA Business locations was included. No other adjustments or assumptions regarding the use of proceeds, which are presented as a reduction of cash on the unaudited pro forma condensed consolidated balance sheet, have been included. Accordingly, the actual effect of the Transactions could differ from the pro forma adjustments presented herein. Management believes that the assumptions used and the adjustments made are reasonable under the circumstances and given the information available.

(d) Exhibits.

Exhibit No.	Description
2.1	Equity Purchase Agreement, dated August 15, 2011, by and among Specialized Technology Resources, Inc., Underwriters Laboratories, Inc. and STR Holdings, Inc.*
2.2	Amendment Agreement with respect to Equity Purchase Agreement, dated September 1, 2011, by and among Specialized Technology Resources, Inc., Underwriters Laboratories, Inc. and STR Holdings, Inc.*
10.1	Transition Services Agreement dated September 1, 2011 by and between Specialized Technology Resources, Inc. and Underwriters Laboratories, Inc.
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of STR Holdings, Inc. and Subsidiaries.
99.2	Press release entitled “STR Holdings, Inc. Completes Sale of Quality Assurance Business to UL for $275 million” issued by the Company on September 1, 2011.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The schedules will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: September 8, 2011	By:	/s/ Barry A. Morris
Barry A. Morris
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Equity Purchase Agreement, dated August 15, 2011, by and among Specialized Technology Resources, Inc., Underwriters Laboratories, Inc. and STR Holdings, Inc.*
2.2	Amendment Agreement with respect to Equity Purchase Agreement, dated September 1, 2011, by and among Specialized Technology Resources, Inc., Underwriters Laboratories, Inc. and STR Holdings, Inc.*
10.1	Transition Services Agreement dated September 1, 2011 by and between Specialized Technology Resources, Inc. and Underwriters Laboratories, Inc.
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of STR Holdings, Inc. and Subsidiaries.
99.2	Press release entitled “STR Holdings, Inc. Completes Sale of Quality Assurance Business to UL for $275 million” issued by the Company on September 1, 2011.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The schedules will be provided to the Securities and Exchange Commission upon request.